8-K/A 3 rcat1119form8ka1exh99_1.htm AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF FAT SHARK HOLDINGS, LTD. AND SUBSIDIARIES FOR THE PERIODS ENDED DECEMBER 31, 2019 AND 2018

Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Fat Shark Holdings

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fat Shark Holdings as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s Liabilities exceeding Assets raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

December 2, 2020

FAT SHARK HOLDINGS
Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and equivalents	$513,351	$412,320
Accounts receivable	$499,475	$842,078
Inventory	$479,422	$927,904
Other	145,525
Total Current Assets	1,637,773	2,182,302

Other	$55,000	$55,000

TOTAL ASSETS	$1,692,773	$2,237,302

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$955,711	$919,477
Accrued Expenses	40,016	24,108
Customer deposits	$130,538	$83,722
	1,126,265	1,027,307

Notes Payable	$936,271	$1,800,000
Commitments and contingencies

Stockholders' Equity
Preferred Stock - 700,000 shares authorized and outstanding	$35,000	$35,000
Common Stock - 500 million shares authorized; zero and 300,000 shares outstanding, respectively	0	15,000
Additional paid-in capital	1,200	16,200
Accumulated deficit	(405,963)	(656,205)
Total Stockholders' Equity	(369,763)	(590,005)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,692,773	$2,237,302

See accompanying notes.

FAT SHARK HOLDINGS
Condensed Consolidated Statements Of Operations

	Year ended December 31,
	2019	2018
Revenues	$7,298,640	$9,385,135

Cost of goods sold	$5,799,156	$7,824,207

Gross Margin	1,499,484	1,560,928

Operating Expenses
Research and development	391,741	799,531
Sales and marketing	180,496	447,848
General and administrative	677,005	766,429
Total operating expenses	1,249,242	2,013,808
Operating income (loss)	250,242	(452,880)

Provision for income taxes	$—	$—

Net income (loss)	$250,242	$(452,880)

FAT SHARK HOLDINGS
Condensed Consolidated Cash Flows Statements

	Year ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net income (loss)	$250,242	$(452,880)
Adjustments to reconcile net income (loss) to net cash from operations:
Changes in operating assets and liabilities
Accounts receivable	$342,603	$(722,217)
Inventory	$448,482	$14,782
Other current assets	$(145,525)	$8,000
Accounts payable	36,234	625,572
Accrued expenses	$15,908	$20,970
Customer deposits	$46,816	$35,163
Net cash provided by (used in) operating activities	994,760	(470,610)

Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities
Repurchase of common stock	$(30,000)	$—
Payments under notes payable	(863,729)	—
Net cash used in financing activities	(893,729)	—

Net increase (decrease) in cash	101,031	(470,610)
Cash, beginning of period	412,320	882,930
Cash, end of period	$513,351	$412,320

Cash paid for interest and taxes	—	—

See accompanying notes.

FAT SHARK HOLDINGS
Condensed Consolidated Stockholders' Equity Statements

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2017	700,000	$35,000	300,000	$15,000	$16,200	$(203,325)	$(137,125)

Issuance of common stock							—

Net Loss						$(452,880)	$(452,880)

Balances, December 31, 2018	700,000	$35,000	300,000	$15,000	$16,200	$(656,205)	$(590,005)

Repurchase of common stock			(300,000)	$(15,000)	$(15,000)		$(30,000)

Net income						$250,242	$250,242

Balances, December 31, 2019	700,000	$35,000	0	$0	$1,200	$(405,963)	$(369,763)

FAT SHARK HOLDINGS

Notes to Condensed Consolidated Financial Statements

December 31, 2019 and 2018

Note 1 – The Business

Fat Shark Holdings (“Fat Shark” or the “Company”) was founded in 2007. The Company’s primary business is the sale of consumer electronics products to the first-person view (FPV) sector of the drone industry. Fat Shark’s flagship products are headsets with a built in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera mounted on an aerial platform. The Company is also developing Shark Byte, a digital video downlink to allow for the low latency transmission from the camera on the drone. This technology is designed to replace the analog platforms currently used for FPV.

Principles of Consolidation – The condensed consolidated financial statements include the accounts of our wholly owned subsidiaries, Fat Shark Tech Ltd. Inc. and Fat Shark Technology SEZC. Intercompany transactions and balances have been eliminated.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting – The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash – Cash balances at December 31, 2019 and 2018 totaled $513,351 and $412,320, respectively, and were held across multiple commercial banks and financial services companies. We have not experienced any loss on these accounts and believe they are not exposed to any significant credit risk.

Leases – Leases at December 31, 2019 and 2018 are short term in nature and do not require accounting under the lease accounting standards.

Revenue Recognition – The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied. The Company’s revenue transactions include a single component, specifically, the shipment of goods to customers based upon orders. Most customers pay at the time the order is ready to be shipped and the Company recognizes revenue upon shipment. The timing of the shipment of orders can vary considerably depending upon whether an order is for an item normally maintained in inventory or an order that is in the process of being manufactured. Customer deposits totaled $130,538 and $83,722 at December 31, 2019 and 2018, respectively.

Research and Development – Research and development expenses include payroll, contractor costs, prototyping costs, and other material purchases associated with product development. Research and development expenses also include third-party development costs. Costs related to software and hardware development are included in research and development expenses until production validation testing (PVT) is completed. For our hardware products, this is the step just prior to mass production and sales. Once technological feasibility is reached, such costs will be capitalized and amortized over the estimated lives of the products.

Income Taxes – Fat Shark Holdings, Fat Shark Tech LTD and Fat Shark Technology SEZC all operate exclusively in the jurisdiction of the Cayman Islands. The operating jurisdiction does not charge income taxes and none of the companies create tax nexus with any jurisdictions which would claim income tax.

Recent Accounting Pronouncements – Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

Related Parties – Parties are considered to be related if they have control or significant influence, directly or indirectly, over us, including key management personnel and members of the Board of Directors. Related Party transactions are disclosed in Note 4.

Note 2 – Notes Payable

In connection with its initial capitalization, the Company entered into an agreement with its sole shareholder to secure up to $2,000,000 in debt financing. The agreement provides for an interest rate of 1% annually and a term of twenty years. The Company borrowed $100,000 in July 2017 and an additional $1,700,000 in September 2017. In May 2019, the Company made a payment of $507,912 and in August 2019, the Company made an additional payment of $355,817. The principal balance and accrued interest totaled $936,271 and $35,542, respectively, at December 31, 2019. Interest expense totaled $13,230 and $22,312 for the years ended December 31, 2019 and 2018, respectively. In connection with the acquisition of the Company in November 2020, the Note was forgiven. See Note 5 for further information.

Note 3 – Stockholders’ Equity

Common Stock

There are 300,000 shares of common stock authorized for issuance by Fat Shark with each share having a par value of $0.05 per share and entitled to one vote. A total of 30,000 shares were issued in September 2017 for $30,000. These shares were repurchased in February 2019. No shares of Fat Shark common stock were outstanding at December 31, 2019.

Fat Shark holds 100 shares of the common stock of each of its subsidiaries which it acquired for a total cost of $200. This amount is included in additional paid in capital.

Preferred Stock

There are 700,000 shares of preferred stock authorized for issuance with each share having a par value of $0.05 per share and entitled to one vote.

Note 4 – Related Party Transactions

The Company completed transactions in 2019 and 2018 with entities controlled by the spouse of the Company’s sole shareholder. These include:

•	Purchases of Finished Goods from Shenzhen Fat Shark Electronics Co., Ltd which totaled $7,537,717 and $5,243,657 in 2019 and 2018, respectively.

•	Retail Partner sales of finished goods to Direct FPV Ltd for importation and distribution of products inside of mainland China. Sales totaled $333,161 and $1,177,642 in 2019 and 2018, respectively.

•	Administrative and logistics services – from AceccTV which totaled $127,222 and $189,478 in 2019 and 2018, respectively.

Note 5 – Subsequent Events

Subsequent events have been evaluated through the date of this filing.

On November 2, 2020, the Company was acquired by Red Cat Holdings, a Puerto Rico based company. Under the terms of the agreement, Red Cat acquired 100% of the Company’s outstanding equity and issued to the Company’s sole shareholder consideration totaling (i) 5,227,223 shares of common stock of Red Cat, (ii) a cash payment of $250,000, and (iii) a promissory note for $1,500,000. The promissory note bears interest at 3%, and the entire principal and accrued interest is due on November 1, 2023.